                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                               XTRA Corporation

                                      to

                              BX Merger Sub Inc.
                         a wholly owned subsidiary of
                            Berkshire Hathaway Inc.
                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.50 per share (the "Shares"), of XTRA Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery or such other form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         EquiServe Trust Company, N.A.

              By Hand:                     By First-Class Mail:           By Overnight Courier:
        Securities Transfer &         EquiServe Trust Company, N.A.   EquiServe Trust Company, N.A.
      Reporting Services, Inc.           Attn: Corporate Actions         Attn: Corporate Actions
  c/o EquiServe Trust Company, N.A.           P.O. Box 43014                150 Royall Street
    100 William Street, Galleria        Providence, RI 02940-3014           Canton, MA 02021
         New York, NY 10038

                                        By Facsimile Transmission:
                                       (Eligible Institutions Only)
                                     (781) 575-4826 or (781) 575-4827

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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 Ladies and Gentlemen:

   The undersigned hereby tenders to BX Merger Sub Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Berkshire Hathaway Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated August 14, 2001, and the related Letter of Transmittal (which together with the Offer to Purchase and any amendments and supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of Common Stock, par value $0.50 per share (the "Shares"), of XTRA Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares: __________________________________________________________

 Certificate Nos. (if available): ___________________________________________

 Name(s) of Record Holder(s): _______________________________________________

 ____________________________________________________________________________
                                 (Please Print)

 ____________________________________________________________________________

 Address(es): _______________________________________________________________
                                                                  (Zip Code)
 Area Code and Telephone No.: _______________________________________________

 Check box if Shares will be tendered by book-entry transfer: [_]


 Signature(s): ______________________________________________________________

 ____________________________________________________________________________

 Account Number: ____________________________________________________________

 Dated: _________, 2001

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

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                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.


 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                              Authorized Signature

 Address: __________________________________________________________________
                                                                      Zip Code
 Area Code and Telephone No.: ______________________________________________

 Name: _____________________________________________________________________
                                  Please Print

 Title: ____________________________________________________________________

 Dated: ____________, 2001

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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